                                                                   EXHIBIT 10.36

                                   PLUMAS BANK

                              AMENDED AND RESTATED

                          DIRECTOR RETIREMENT AGREEMENT

      THIS AGREEMENT is made this 20th day of April, 2000, by and between PLUMAS BANK, a California banking corporation located in Quincy, California (the "Company"), and Walter Sphar (the "Director"), amending and restating the Director Retirement Agreement dated May 6, 1998 and effective as of March 1, 1998.

                                  INTRODUCTION

      To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide retirement benefits to the Director. The Company will pay the retirement benefits from its general assets according to the terms of this Agreement.

                                   AGREEMENT

The Director and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

      1.1.1 "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock.

      1.1.2 "Code" means the Internal Revenue Code of 1986, as amended.

      1.1.3 "Disability" means, if the Director is covered by a Company sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

      1.1.4 "Effective Date" means March 1, 1998.

      1.1.5 "Normal Retirement Date" means the date that the Director terminates service after the Director has completed 15 Years of Service and attains age 65.

      1.1.6 "Plan Year" means each of the 12-month periods commencing on March 1 and ending on the last day of February of the following calendar year. The initial Plan Year shall commence on the effective date of this Agreement.

      1.1.7 "Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever, other than by reason of an approved leave of absence.

      1.1.8 "Termination for Cause" See Section 7.1

      1.1.9 "Years of Service" means the total number of calendar years that the Director has served on the Company's Board of Directors. The Director shall be credited with a year of service for each calendar year in which the Director is serving on the Board of Directors on the first and last day of the calendar year except that: (1) for the Director's initial service year, the Director shall be credited with a Year of Service as long as the Director is serving on the Board of Directors the last day of the calendar year; and (2) for the Director's last year of service, the Director will be credited with a Year of Service if the Director terminates service on or after the Normal Retirement Date.

                                    ARTICLE 2
                               SEVERANCE BENEFITS

      2.1 Normal Retirement Benefit. Upon Termination of Service on or after the Normal Retirement Date for reasons other than death, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

            2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $10,000.

            2.1.2 Payment of Benefit. The Company shall pay the annual benefit in 12 equal monthly installments payable on the first day of each month commencing on the month immediately following the third anniversary of the Director's Termination of Service. The Company shall pay the annual benefit to the Director for 12 years.

            2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

      2.2 Disability Benefit. Upon a Disability prior to the Normal Retirement Date, the Company shall pay to the Director the benefit described in this
Section 2.2 in lieu of any other benefit under this Agreement.

            2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is $10,000 multiplied by the applicable percentage in the vesting schedule set forth below.

             Number of Years of Service Completed
            On the Date that Service was Terminated         Vested Amount
                               1                                6.67%
                               2                               13.33%
                               3                               20.00%
                               4                               26.67%
                               5                               33.33%
                               6                               40.00%
                               7                               46.67%
                               8                               53.33%
                               9                               60.00%
                              10                               66.67%
                              11                               73.33%
                              12                               80.00%
                              13                               86.67%
                              14                               93.33%
                          15 or more                          100.00%

            2.2.2 Payment of Benefit. The annual benefit shall be paid by the Company in 12 equal monthly installments payable on the first day of each month commencing on the month following the date the Director terminated service. The Company shall pay the annual benefit to the Director for 12 years. The Company, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using an 8 % discount rate.

            2.2.3 Benefit Increases. Benefit payments shall be increased as provided in Section 2.1.3.

      2.3 Change of Control Benefit Prior to Other Benefits Being Paid. Upon a Change of Control prior to any other benefits being paid pursuant to this Agreement, the Company shall pay the Director the benefit described in this
Section 2.3 in lieu of any other benefit under this Agreement.

            2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is $10,000.

            2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Termination of Service. The Company shall pay the annual benefit to the Director for 12 years. The Company, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using an 8 % discount rate.

                                   ARTICLE 3
                                 DEATH BENEFITS

      3.1 Death During Active Service. If the Director dies while in the active service as a Director of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 3.1 in lieu of all other benefits under this Agreement.

            3.1.1 Amount of Benefit. The annual benefit under Section 3.1 is $10,000.

            3.1.2 Payment of Benefit. The annual benefit shall be paid by the Company in 12 equal monthly installments payable on the first day of each month commencing on the month following the Death of the Director. The Company shall pay the annual benefit to the Director's beneficiary for 15 years.

            3.1.3 Benefit Increases. Benefit payments shall be increased as provided in Section 2.1.3.

      3.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same manner they would have been paid to the Director had the Director lived. The Board of Directors of the Company reserves the right to pay the present value of the remaining benefits in a lump-sum payment, the Board shall have the sole discretion to choose a reasonable discount rate to present value the remaining installment payments.

      3.3 Death After Termination of Service But Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                             ARTICLE 4 BENEFICIARIES

      4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

      4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

      Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay benefits under this Agreement:

      5.1 Termination for Cause. If the Company terminates the Director's duties as a director for:

            (a) Gross negligence or gross neglect of duties;

            (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

            (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

      5.2 Suicide or Misstatement. No benefits shall be payable if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

      6.1 Claims Procedure. The Company shall notify the Director or the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Company determines that the Director or the Director's beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the. claimant to perfect his or her claim, and a description of why it is needed, and
(4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Director or the Director's beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Director or the Director's beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

      6.2 Review Procedure. If the Director or the Director's beneficiary is determined by the Company not to be eligible for benefits, or if the Director or the Director's beneficiary believes that he or she is entitled to greater or different benefits, the Director or the Director's beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Director or the Director's beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Director or the Director's beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Director or the Director's beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Director or the Director's beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Director or the Director's beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Director or the Director's beneficiary.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

                                    ARTICLE 8
                                 MISCELLANEOUS

      8.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

      8.2 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

      8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of State of California, except to the extent preempted by the laws of the United States of America.

      8.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

      8.7 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

      8.8 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a) Interpreting the provisions of the Agreement;

            (b) Establishing and revising the method of accounting for the Agreement;

            (c) Maintaining a record of benefit payments; and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

      IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

                                          COMPANY:

                                          PLUMAS BANK

                                          By s/s W. E. ELLIOTT
                                             -----------------------------------
                                          Title  President & CEO
                                               ---------------------------------

                                          DIRECTOR:

                                          s/s WALTER SPHAR
                                          --------------------------------------
                                              Walter Sphar